Exhibit 99.1

Investor Contact:	Nancy Christal	Media Contact:	Eileen H. Boone
	Senior Vice President		Senior Vice President
	Investor Relations		Corporate Communications & Community Relations
(914) 722-4704
(401) 770-4561

FOR IMMEDIATE RELEASE

CVS CAREMARK REPORTS RECORD FOURTH QUARTER

AND FULL YEAR 2012 RESULTS

Fourth Quarter Year-over-year Highlights:

•                  Net revenues increased 10.9% to a record $31.4 billion, with Pharmacy Services up 17.4% and Retail Pharmacy up 5.1%

•                  Retail Pharmacy segment same store sales increased 4.0%

•                  Operating profit increased 17.7% to a record $2.3 billion

•                  Adjusted EPS of $0.97 and GAAP diluted EPS from continuing operations of $0.90, both of which include a $0.17 per share loss on early extinguishment of debt

•                  Adjusted EPS of $1.14, excluding the loss on early extinguishment of debt

Full Year Highlights:

•                  Net revenues increased 15.0% to a record $123.1 billion, with Pharmacy Services up 24.7% and Retail Pharmacy up 6.8%

•                  Retail Pharmacy segment same store sales increased 5.5%

•                  Operating profit increased 14.2% to a record $7.2 billion

•                  Adjusted EPS of $3.27 and GAAP diluted EPS from continuing operations of $3.03, both of which include a $0.17 per share loss on early extinguishment of debt

•                  Adjusted EPS of $3.43, excluding the loss on early extinguishment of debt

•                  Generated free cash flow of $5.2 billion; cash flow from operations of $6.7 billion

2013 Guidance:

•                  Raised full year Adjusted EPS to $3.86 to $4.00; GAAP diluted EPS from continuing operations of $3.61 to $3.75, to reflect the impact of debt refinancing

•                  Confirmed first quarter Adjusted EPS from continuing operations of $0.77 to $0.80; GAAP diluted EPS from continuing operations of $0.71 to $0.74

•                  Confirmed full year free cash flow of $4.8 to $5.1 billion; cash flow from operations of $6.4 to $6.6 billion

WOONSOCKET, RHODE ISLAND, February 6, 2013 - CVS Caremark Corporation (NYSE: CVS) today announced operating results for the three months and year ended December 31, 2012.

Revenues

Net revenues for the three months ended December 31, 2012, increased 10.9%, or $3.1 billion, to $31.4 billion, up from $28.3 billion in the three months ended December 31, 2011. For the year ended December 31, 2012, total revenue increased 15.0%, or $16.0 billion, to $123.1 billion, compared to $107.1 billion for the year ended December 31, 2011.

Revenues in the Pharmacy Services segment increased 17.4% to $18.6 billion in the three months ended December 31, 2012. This increase was primarily associated with new 2012 client starts, drug cost inflation and the growth of our Medicare Part D program. Pharmacy network claims processed during the three months ended December 31, 2012, increased 6.5% to 205.5 million, compared to 193.0 million in the prior year period. The increase in pharmacy network claims was primarily due to a large number of 2012 new client starts, as well as higher claims activity associated with our Medicare Part D program. Mail choice claims processed during the three months ended December 31, 2012, increased approximately 14.6% to 20.4 million compared to 17.8 million in the prior year period. The increase in the mail choice claim volume was primarily due to a significant number of 2012 new client starts, as well as increased claims associated with the continuing client adoption of our Maintenance Choice offerings. For the year ended December 31, 2012, total revenue in the Pharmacy Services segment increased 24.7% to $73.4 billion, compared to $58.9 billion in the year ended December 31, 2011.

Revenues in the Retail Pharmacy segment increased 5.1% to $16.3 billion in the three months ended December 31, 2012. Same store sales increased 4.0% over the prior year period, with pharmacy same store sales up 4.0% and front store same store sales up 3.9%. Calendar day shifts in the fourth quarter of 2012, which had one additional Monday and one fewer Saturday compared with the same period in 2011, positively impacted pharmacy same store sales by approximately 80 basis points. Additionally, pharmacy same store prescription volumes rose 9.0% when 90-day prescriptions are counted as one prescription. After converting each 90-day prescription into three prescriptions, same store prescription volumes increased 11.0% in the quarter. Pharmacy same store sales were negatively impacted by approximately 11 percentage points due to recent generic introductions. For the year ended December 31, 2012, total revenue in the Retail Pharmacy segment increased 6.8% to $63.7 billion, compared to $59.6 billion in the year ended December 31, 2011. Same store sales increased 5.5% for the year ended December 31, 2012, over the prior year, with pharmacy same store sales up 6.5% and front store same store sales up 3.4%.

For the three months ended December 31, 2012, the generic dispensing rate increased approximately 500 basis points to 80.0% in our Pharmacy Services segment and approximately 400 basis points to 79.9% in our Retail Pharmacy segment, compared to the prior year period.

Income from Continuing Operations Attributable to CVS Caremark

Income from continuing operations attributable to CVS Caremark for the three months ended December 31, 2012, increased 2.7%, or $29 million, to $1.13 billion, compared with $1.10 billion during the three months ended December 31, 2011. The increase in income from continuing operations was primarily driven by improved operating profit in both our Pharmacy Services and Retail Pharmacy segments. Adjusted earnings per share from continuing operations attributable to CVS Caremark (Adjusted EPS) for the three months ended December 31, 2012 and 2011, was $0.97 and $0.89, respectively. These include a $348 million, or an approximate $0.17 per share, loss on early extinguishment of debt recognized in the fourth quarter of 2012. Excluding the loss on early extinguishment of debt, Adjusted EPS increased 27.9% in the fourth quarter to $1.14. Adjusted EPS excludes $124 million and $114 million of intangible asset amortization related to acquisition activity in the three months ended December 31, 2012 and 2011, respectively. GAAP earnings per diluted share from continuing operations attributable to CVS Caremark for the three months ended December 31, 2012 and 2011, was $0.90 and $0.84, respectively, which also includes the impact of the loss on early extinguishment of debt recognized in the fourth quarter of 2012.

Income from continuing operations attributable to CVS Caremark for the year ended December 31, 2012, increased 11.3%, or $392 million, to $3.9 billion, compared to $3.5 billion in the prior year. Adjusted EPS, which excludes $486 million and $452 million of intangible asset amortization related to acquisition activity for the years ended December 31, 2012 and 2011, was $3.27 and $2.80, respectively. These include the $348 million, or the approximate $0.17 per share, loss on early extinguishment of debt recognized in the fourth quarter of 2012. Excluding the loss on early extinguishment of debt, Adjusted EPS increased 22.8% in 2012 to $3.43. GAAP earnings per diluted share from continuing operations attributable to CVS Caremark for the year ended December

31, 2012, was $3.03, which also includes the impact of the loss on early extinguishment of debt, compared to $2.59 in the prior year.

President and Chief Executive Officer Larry Merlo, said, “I’m very pleased with our fourth quarter results. Both the PBM and retail segments turned in strong performances at the high end of our expectations. And we also realized below-the-line benefits in the quarter from a lower effective tax rate and fewer shares than we originally anticipated, resulting in EPS exceeding the high end of our guidance by approximately three cents per share.”

Mr. Merlo continued, “Additionally, we continued to drive shareholder value through our disciplined approach to capital allocation.  We generated free cash flow of $5.2 billion in 2012, exceeding our expectations, and returned more than $5.1 billion to our shareholders through dividends and share repurchases.”

Real Estate Program

During the three months ended December 31, 2012, the Company opened 37 new retail drugstores and closed two retail drugstores. In addition, the Company relocated eight retail drugstores. As of December 31, 2012, the Company operated 7,525 locations in 45 states, the District of Columbia and Puerto Rico. These locations included 7,458 retail drugstores, 19 onsite pharmacies, 31 retail specialty pharmacy stores, 12 specialty mail order pharmacies and five mail order pharmacies.

Guidance

The Company raised its earnings guidance for the full year 2013 to reflect the anticipated two cents per share of EPS accretion related to the debt tender and refinancing that was executed during the fourth quarter of last year. The Company currently expects to deliver Adjusted EPS of $3.86 to $4.00 and GAAP diluted earnings per share from continuing operations of $3.61 to $3.75 per share in 2013. The Company confirmed its 2013 free cash flow guidance of $4.8 billion to $5.1 billion, and its 2013 cash flow from operations guidance of $6.4 billion to $6.6 billion. These 2013 guidance estimates assume the completion of $4.0 billion in share repurchases.

Teleconference and Webcast

The Company will be holding a conference call today for the investment community at 8:30 am (EST) to discuss its quarterly results. An audio webcast of the call will be broadcast simultaneously for all interested parties through the Investor Relations section of the CVS Caremark website at http://info.cvscaremark.com/investors. This webcast will be archived and available on the website for a one-year period following the conference call.

About the Company

CVS Caremark is dedicated to helping people on their path to better health as the largest integrated pharmacy company in the United States. Through the Company’s more than 7,400 CVS/pharmacy® stores; its leading pharmacy benefit manager serving more than 60 million plan members; and its retail health clinic system, the largest in the nation with approximately 600 MinuteClinic® locations, it is a market leader in mail order, retail and specialty pharmacy, retail clinics, and Medicare Part D Prescription Drug Plans. As a pharmacy innovation company with an unmatched breath of capabilities, CVS Caremark continually strives to improve health and lower costs by developing new approaches such as its unique Pharmacy Advisor® program that helps people with chronic diseases such as diabetes obtain and stay on their medications. Find more information about how CVS Caremark is reinventing pharmacy for better health at http://info.cvscaremark.com/.

Forward-Looking Statements

This press release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2011 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q.

— Tables Follow —

CVS CAREMARK CORPORATION

Condensed Consolidated Statements of Income

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
In millions, except per share amounts	2012(1)	2011	2012(1)	2011

Net revenues	$31,394	$28,317	$123,133	$107,100
Cost of revenues	25,097	22,762	100,627	86,539
Gross profit	6,297	5,555	22,506	20,561
Operating expenses	3,995	3,598	15,278	14,231
Operating profit	2,302	1,957	7,228	6,330
Interest expense, net	159	147	557	584
Loss on early extinguishment of debt	348	—	348	—
Income before income tax provision	1,795	1,810	6,323	5,746
Income tax provision	666	711	2,441	2,258
Income from continuing operations	1,129	1,099	3,882	3,488
Income (loss) from discontinued operations, net of tax	—	(36)	(7)	(31)
Net income	1,129	1,063	3,875	3,457
Net loss attributable to noncontrolling interest	—	1	2	4
Net income attributable to CVS Caremark	$1,129	$1,064	$3,877	$3,461

Income from continuing operations attributable to CVS Caremark:
Income from continuing operations	$1,129	$1,099	$3,882	$3,488
Net loss attributable to noncontrolling interest	—	1	2	4
Income from continuing operations attributable to CVS Caremark	$1,129	$1,100	$3,884	$3,492

Basic earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.91	$0.84	$3.06	$2.61
Income (loss) from discontinued operations attributable to CVS Caremark	—	(0.03)	(0.01)	(0.02)
Net income attributable to CVS Caremark	$0.91	$0.82	$3.05	$2.59
Weighted average basic common shares outstanding	1,241	1,302	1,271	1,338

Diluted earnings per common share:
Income from continuing operations attributable to CVS Caremark	$0.90	$0.84	$3.03	$2.59
Income (loss) from discontinued operations attributable to CVS Caremark	—	(0.03)	(0.01)	(0.02)
Net income attributable to CVS Caremark	$0.90	$0.81	$3.03	$2.57
Weighted average diluted common shares outstanding	1,249	1,310	1,280	1,347

Dividends declared per common share	$0.1625	$0.1250	$0.6500	$0.5000

(1)         Effective January 1, 2012, the Company changed its methods of accounting for prescription drug inventories in the Retail Pharmacy Segment. Additional details of the accounting change are discussed in Note 2 to the condensed consolidated financial statements included in the Company’s Form 10-Q for the quarter ended September 30, 2012.

CVS CAREMARK CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

	December 31,
In millions, except per share amounts	2012(1)	2011
Assets:
Cash and cash equivalents	$1,375	$1,413
Short-term investments	5	5
Accounts receivable, net	6,473	6,047
Inventories	10,759	10,046
Deferred income taxes	663	503
Other current assets	577	580
Total current assets	19,852	18,594
Property and equipment, net	8,632	8,467
Goodwill	26,395	26,458
Intangible assets, net	9,753	9,869
Other assets	1,280	1,155
Total assets	$65,912	$64,543

Liabilities:
Accounts payable	$5,070	$4,370
Claims and discounts payable	3,974	3,487
Accrued expenses	4,051	3,293
Short-term debt	690	750
Current portion of long-term debt	5	56
Total current liabilities	13,790	11,956
Long-term debt	9,133	9,208
Deferred income taxes	3,784	3,853
Other long-term liabilities	1,501	1,445
Commitments and contingencies
Redeemable noncontrolling interest	—	30

Shareholders’ equity:
Preferred stock, par value $0.01: 0.1 shares authorized; none issued or outstanding	—	—
Common stock, par value $0.01: 3,200 shares authorized; 1,667 shares issued and 1,231 shares outstanding at December 31, 2012 and 1,640 shares issued and 1,298 shares outstanding at December 31, 2011	17	16
Treasury stock, at cost: 435 shares at December 31, 2012 and 340 shares at December 31, 2011	(16,270)	(11,953)
Shares held in trust: 1 share at December 31, 2012 and 2 shares at December 31, 2011	(31)	(56)
Capital surplus	29,120	28,126
Retained earnings	25,049	22,090
Accumulated other comprehensive loss	(181)	(172)
Total shareholders’ equity	37,704	38,051
Total liabilities and shareholders’ equity	$65,912	$64,543

(1)         Effective January 1, 2012, the Company changed its methods of accounting for prescription drug inventories in the Retail Pharmacy Segment. Additional details of the accounting change are discussed in Note 2 to the condensed consolidated financial statements included in the Company’s Form 10-Q for the quarter ended September 30, 2012.

CVS CAREMARK CORPORATION

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Year Ended
	December 31,
In millions	2012(1)	2011
Cash flows from operating activities:
Cash receipts from customers	$113,205	$97,688
Cash paid for inventory and prescriptions dispensed by retail network pharmacies	(90,032)	(75,148)
Cash paid to other suppliers and employees	(13,643)	(13,635)
Interest received	4	4
Interest paid	(581)	(647)
Income taxes paid	(2,282)	(2,406)
Net cash provided by operating activities	6,671	5,856

Cash flows from investing activities:
Purchases of property and equipment	(2,030)	(1,872)
Proceeds from sale-leaseback transactions	529	592
Proceeds from sale of property and equipment	23	4
Acquisitions (net of cash acquired) and other investments	(378)	(1,441)
Purchase of available-for-sale investments	—	(3)
Sale or maturity of available-for-sale investments	—	60
Proceeds from sale of subsidiary	7	250
Net cash used in investing activities	(1,849)	(2,410)

Cash flows from financing activities:
Increase (decrease) in short-term debt	(60)	450
Proceeds from issuance of long-term debt	1,239	1,463
Repayments of long-term debt	(1,718)	(2,122)
Purchase of noncontrolling interest in subsidiary	(26)	—
Dividends paid	(829)	(674)
Derivative settlements	—	(19)
Proceeds from exercise of stock options	836	431
Excess tax benefits from stock-based compensation	28	21
Repurchase of common stock	(4,330)	(3,001)
Other	—	(9)
Net cash used in financing activities	(4,860)	(3,460)
Net decrease in cash and cash equivalents	(38)	(14)
Cash and cash equivalents at the beginning of the year	1,413	1,427
Cash and cash equivalents at the end of the year	$1,375	$1,413

Reconciliation of net income to net cash provided by operating activities:
Net income	$3,875	$3,457
Adjustments required to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,753	1,568
Stock-based compensation	132	135
Loss on early extinguishment of debt	348	—
Gain on sale of subsidiary	—	(53)
Deferred income taxes and other non-cash items	(106)	144
Change in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable, net	(387)	(748)
Inventories	(858)	607
Other current assets	3	(420)
Other assets	(99)	(49)
Accounts payable and claims and discounts payable	1,147	1,128
Accrued expenses	753	85
Other long-term liabilities	110	2
Net cash provided by operating activities	$6,671	$5,856

(1)   Effective January 1, 2012, the Company changed its methods of accounting for prescription drug inventories in the Retail Pharmacy Segment. Additional details of this accounting change are discussed in Note 2 to the condensed consolidated financial statements included in the Company’s Form 10-Q for the quarter ended September 30, 2012.

Adjusted Earnings Per Share

(Unaudited)

For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

The Company defines adjusted earnings per share as income before income tax provision plus amortization, less adjusted income tax provision, plus net loss attributable to noncontrolling interest divided by the weighted average diluted common shares outstanding.

The following is a reconciliation of income before income tax provision to adjusted earnings per share:

	Three Months Ended		Year Ended
	December 31,		December 31,
In millions, except per share amounts	2012	2011	2012	2011

Income before income tax provision(1)	$1,795	$1,810	$6,323	$5,746
Amortization	124	114	486	452
Adjusted income before income tax provision	1,919	1,924	6,809	6,198
Adjusted income tax provision(2)	713	756	2,628	2,436
Adjusted income from continuing operations	1,206	1,168	4,181	3,762
Net loss attributable to noncontrolling interest	—	1	2	4
Adjusted income from continuing operations attributable to CVS Caremark	$1,206	$1,169	$4,183	$3,766
Weighted average diluted common shares outstanding	1,249	1,310	1,280	1,347
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$0.97	$0.89	$3.27	$2.80

(1)   Includes a $348 million loss on early extinguishment of debt (approximately $0.17 per diluted share) in the fourth quarter of 2012.

(2)   The adjusted income tax provision is computed using the effective income tax rates of 37.11% and 38.6% from the consolidated statements of income for the three months and year ended December 31, 2012.

Free Cash Flow

(Unaudited)

The Company defines free cash flow as net cash provided by operating activities less net additions to properties and equipment (i.e., additions to property and equipment plus proceeds from sale-leaseback transactions).

The following is a reconciliation of net cash provided by operating activities to free cash flow:

	Year Ended
	December 31,
In millions	2012	2011

Net cash provided by operating activities	$6,671	$5,856
Subtract: Additions to property and equipment	(2,030)	(1,872)
Add: Proceeds from sale-leaseback transactions	529	592
Free cash flow	$5,170	$4,576

Supplemental Information

(Unaudited)

The Company evaluates its Pharmacy Services and Retail Pharmacy segment performance based on net revenue, gross profit and operating profit before the effect of nonrecurring charges and gains and certain intersegment activities. The Company evaluates the performance of its Corporate segment based on operating expenses before the effect of nonrecurring charges and gains and certain intersegment activities. The following is a reconciliation of the Company’s segments to the accompanying consolidated financial statements:

In millions	Pharmacy Services Segment(1)	Retail Pharmacy Segment	Corporate Segment	Intersegment Eliminations(2)	Consolidated Totals

Three Months Ended
December 31, 2012:
Net revenues	$18,642	$16,280	$—	$(3,528)	$31,394
Gross profit	1,334	5,095	—	(132)	6,297
Operating profit (loss)	1,035	1,581	(182)	(132)	2,302
December 31, 2011:
Net revenues	15,874	15,493	—	(3,050)	28,317
Gross profit	1,016	4,608	—	(69)	5,555
Operating profit (loss)	724	1,453	(151)	(69)	1,957
Year Ended
December 31, 2012:
Net revenues	73,444	63,654	—	(13,965)	123,133
Gross profit	3,808	19,109	—	(411)	22,506
Operating profit (loss)	2,679	5,654	(694)	(411)	7,228
December 31, 2011:
Net revenues	58,874	59,599	—	(11,373)	107,100
Gross profit	3,279	17,468	—	(186)	20,561
Operating profit (loss)	2,220	4,912	(616)	(186)	6,330

(1)         Net revenues of the Pharmacy Services segment include approximately $2.0 billion of retail co-payments for both the three months ended December 31, 2012 and 2011, as well as $8.4 billion and $7.9 billion of retail co-payments for the year ended December 31, 2012 and 2011, respectively.

(2)         Intersegment eliminations relate to two types of transactions: (i) Intersegment revenues that occur when Pharmacy Services segment customers use Retail Pharmacy segment stores to purchase covered products. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue on a standalone basis, and (ii) Intersegment revenues, gross profit and operating profit that occur when Pharmacy Services segment customers, through the Company’s intersegment activities (such as the Maintenance Choice™ program), elect to pick-up their maintenance prescriptions at Retail Pharmacy segment stores instead of receiving them through the mail. When this occurs, both the Pharmacy Services and Retail Pharmacy segments record the revenue, gross profit and operating profit on a standalone basis. Beginning in the fourth quarter of 2011, the Maintenance Choice eliminations reflect all discounts available for the purchase of mail order prescription drugs. The following amounts are eliminated in consolidation in connection with the item (ii) intersegment activity: net revenues of $888 million and $742 million for the three months ended December 31, 2012 and 2011, respectively, and $3.4 billion and $2.6 billion for the year ended December 31, 2012 and 2011, respectively; gross profit and operating profit of $132 million and $69 million for the three months ended December 31, 2012 and 2011, respectively, and $411 million and $186 million for the year ended December 31, 2012 and 2011, respectively.

Supplemental Information

(Unaudited)

Pharmacy Services Segment

The following table summarizes the Pharmacy Services segment’s performance for the respective periods:

	Three Months Ended		Year Ended
	December 31,		December 31,
In millions	2012	2011	2012	2011

Net revenues	$18,642	$15,874	$73,444	$58,874
Gross profit	1,334	1,016	3,808	3,279
Gross profit % of net revenues	7.2%	6.4%	5.2%	5.6%
Operating expenses	299	292	1,129	1,059
Operating expense % of net revenues	1.6%	1.8%	1.5%	1.8%
Operating profit	1,035	724	2,679	2,220
Operating profit % of net revenues	5.6%	4.6%	3.7%	3.8%

Net revenues(1):
Mail choice(2)	$5,759	$4,901	$22,843	$18,616
Pharmacy network(3)	12,838	10,924	50,411	40,040
Other	45	49	190	218
Pharmacy claims processed(1):
Total	225.9	210.8	880.5	774.6
Mail choice(2)	20.4	17.8	81.7	70.6
Pharmacy network(3)	205.5	193.0	798.8	704.0
Generic dispensing rate(1):
Total	80.0%	75.0%	78.5%	74.1%
Mail choice(2)	74.5%	66.1%	72.0%	64.9%
Pharmacy network(3)	80.5%	75.8%	79.1%	75.0%
Mail choice penetration rate	22.1%	20.8%	22.7%	22.3%

(1)          Pharmacy network net revenues, claims processed and generic dispensing rates do not include Maintenance Choice, which are included within the mail choice category.

(2)          Mail choice is defined as claims filled at a Pharmacy Services’ mail facility, which include specialty mail claims, as well as 90-day claims filled at retail under the Maintenance Choice program.

(3)          Pharmacy network is defined as claims filled at retail pharmacies, including our retail drugstores, but excluding Maintenance Choice activity.

EBITDA and EBITDA per Adjusted Claim

(Unaudited)

The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization. We define EBITDA per adjusted claim as EBITDA divided by adjusted pharmacy claims. Adjusted pharmacy claims normalize the claims volume statistic for the difference in average days’ supply for mail and retail claims. Adjusted pharmacy claims are calculated by multiplying 90-day claims (the majority of total mail claims) by 3 and adding the 30-day claims. EBITDA can be reconciled to operating profit, which we believe to be the most directly comparable GAAP financial measure.

The following is a reconciliation of operating profit to EBITDA for the Pharmacy Services segment:

	Three Months Ended		Year Ended
	December 31,		December 31,
In millions, except per adjusted claim amounts	2012	2011	2012	2011

Operating profit	$1,035	$724	$2,679	$2,220
Depreciation and amortization	137	116	517	433
EBITDA	1,172	840	3,196	2,653
Adjusted claims	264.0	243.9	1,033.0	905.6
EBITDA per adjusted claim	$4.44	$3.45	$3.09	$2.93

Supplemental Information

(Unaudited)

Retail Pharmacy Segment

The following table summarizes the Retail Pharmacy segment’s performance for the respective periods:

	Three Months Ended		Year Ended
	December 31,		December 31,
In millions	2012	2011	2012	2011

Net revenues	$16,280	$15,493	$63,654	$59,599
Gross profit	5,095	4,608	19,109	17,468
Gross profit % of net revenues	31.3%	29.7%	30.0%	29.3%
Operating expenses	3,514	3,155	13,455	12,556
Operating expense % of net revenues	21.6%	20.4%	21.1%	21.1%
Operating profit	1,581	1,453	5,654	4,912
Operating profit % of net revenues	9.7%	9.4%	8.9%	8.2%

Retail prescriptions filled (90 Day = 1Rx)	185.5	168.9	717.9	657.8
Retail prescriptions filled (90 Day = 3 Rx) (1)	219.7	197.1	848.1	763.4

Net revenue increase:
Total	5.1%	4.0%	6.8%	3.9%
Pharmacy	4.9%	4.9%	7.6%	4.4%
Front store	5.5%	2.1%	5.1%	3.0%
Total prescription volume (90 Day = 1 Rx)	9.8%	3.2%	9.1%	3.4%
Total prescription volume (90 Day = 3 Rx) (1)	11.5%	5.4%	11.1%	5.6%
Same store increase:
Total sales	4.0%	2.5%	5.5%	2.3%
Pharmacy sales	4.0%	3.6%	6.5%	3.1%
Front store sales	3.9%	0.1%	3.4%	0.8%
Prescription volume (90 Day = 1 Rx)	9.0%	2.1%	8.1%	2.2%
Prescription volume (90 Day = 3 Rx) (1)	11.0%	4.4%	10.3%	4.4%
Generic dispensing rate	79.9%	75.9%	79.2%	75.6%
Pharmacy % of total revenues	67.6%	67.7%	68.8%	68.3%
Third party % of pharmacy revenue	97.6%	97.9%	97.5%	97.8%

(1)          Includes the adjustment to convert 90-day prescriptions to the equivalent of three 30-day prescriptions. This adjustment reflects the fact that these prescriptions include approximately three times the amount of product days supplied compared to a normal prescription.

Adjusted Earnings Per Share Guidance

(Unaudited)

The following reconciliation of estimated income before income tax provision to estimated adjusted earnings per share contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2011 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year performance by adjusting diluted earnings per share for amortization, which primarily relates to acquisition activities.

In millions, except per share amounts	Year Ending December 31, 2013
Income before income tax provision	$7,188	$7,444
Amortization	485	485
Adjusted income before income tax provision	7,673	7,929
Adjusted income tax provision	2,985	3,084
Adjusted income from continuing operations	4,688	4,845
Net loss attributable to noncontrolling interest	—	—
Adjusted income from continuing operations attributable to CVS Caremark	$4,688	$4,845
Weighted average diluted common shares outstanding	1,215	1,211
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$3.86	$4.00

In millions, except per share amounts	Three Months Ending March 31, 2013
Income before income tax provision	$1,442	$1,502
Amortization	120	120
Adjusted income before income tax provision	1,562	1,622
Adjusted income tax provision	609	633
Adjusted income from continuing operations	953	989
Net loss attributable to noncontrolling interest	—	—
Adjusted income from continuing operations attributable to CVS Caremark	$953	$989
Weighted average diluted common shares outstanding	1,240	1,237
Adjusted earnings per share from continuing operations attributable to CVS Caremark	$0.77	$0.80

Free Cash Flow Guidance

(Unaudited)

The following reconciliation of net cash provided by operating activities to free cash flow contains forward-looking information that is subject to risks and uncertainties that could cause actual results to differ materially. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company strongly recommends that you become familiar with the specific risks and uncertainties outlined under the Risk Factors section in our Annual Report on Form 10-K for the year ended December 31, 2011 and under the section entitled “Cautionary Statement Concerning Forward-Looking Statements” in our most recently filed Quarterly Report on Form 10-Q. For internal comparisons, management finds it useful to assess year-to-year cash flow performance by adjusting cash provided by operating activities, by capital expenditures and proceeds from sale-leaseback transactions.

In millions	Year Ending December 31, 2013
Net cash provided by operating activities	$6,350	$6,649
Subtract: Additions to property and equipment	(2,050)	(2,149)
Add: Proceeds from sale-leaseback transactions	500	600
Free cash flow	$4,800	$5,100